                                                                    Exhibit 99.2

                            Form 4 Continuation Sheet
            ---------------------------------------------------------

This statement on Form 4 is filed by TCG Holdings,  L.L.C.,  a Delaware  limited liability company. The principal business address is c/o The Carlyle Group, 1001
Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004.

Name  of  Designated  Filer:  TCG  Holdings,  L.L.C.  Date  of  Event  Requiring
Statement: January 31, 2005 Issuer Name and Ticker or Trading Symbol: Dex Media,
Inc. (DEX)

                                               TCG HOLDINGS, L.L.C.

                                               By: /s/ BRUCE ROSENBLUM
                                               ---------------------------------
                                               Name: Bruce Rosenblum
                                               Title:   Managing Director